DST SYSTEMS, INC.
                          TRANSFER AGENCY FEE SCHEDULE

                                    FOR THE:
            SIRACH GROWTH PORTFOLIO, SIRACH EQUITY PORTFOLIO, SIRACH
        SPECIAL EQUITY PORTFOLIO, SIRACH BOND PORTFOLIO, SIRACH STRATEGIC
      BALANCED PORTFOLIO, RICE, HALL JAMES MICRO CAP PORTFOLIO, RICE, HALL
      JAMES SMALL/MID CAP PORTFOLIO, MCKEE INTERNATIONAL EQUITY PORTFOLIO, TS&W EQUITY PORTFOLIO, TS&W FIXED INCOME PORTFOLIO, TS&W INTERNATIONAL
           EQUITY PORTFOLIO, ANALYTIC DEFENSIVE EQUITY FUND, ANALYTIC INTERNATIONAL FUND, ANALYTIC SHORT-TERM INCOME FUND, FMA SMALL COMPANY PORTFOLIO, ICM SMALL COMPANY PORTFOLIO, CAMBIAR OPPORTUNITY PORTFOLIO,
      INDEPENDENCE SMALL CAP PORTFOLIO, ACADIAN EMERGING MARKETS PORTFOLIO,
         AND CHICAGO ASSET MANAGEMENT VALUE PORTFOLIO (EACH A "FUND" AND
                             TOGETHER, THE "FUNDS")

                   EFFECTIVE NOVEMBER 9, 2001 - MARCH 31, 2003

A.   MINIMUM FEE

     Cusips in the range 1 - 10                 $20,353 per cusip per year
     Cusips in the range > 10                   $15,265 per cusip per year

(NOTE: MINIMUM APPLIES UNLESS CHARGES INCLUDED IN SECTION B EXCEED THE MINIMUM.)

B.   ACCOUNT MAINTENANCE AND PROCESSING FEES

     Open Accounts                              $26.78 per account per year

     Closed Accounts                            $3.06 per account per year

C.   OTHER SERVICES

     Lost Shareholder Compliance                $1.25 per lost S/H account +
                                                $1.56 per database match
     12b-1 Processing                           $0.17 per open & closed acct per
                                                cycle

     CDSC/Sharelot Processing                   $2.04 per account per year

     Ad-Hoc Reporting:
       Multi File Reports                       $428 per report
       Single Reports                           $268 per report

     Escheatment Costs                          $130 per cusip per filing +
                                                $1.56 per item + OOP Costs

     * TA2000 Voice System                      Exhibit A
     * NSCC                                     Exhibit B
     * Financial Intermediary Interfaces        Exhibit C

     Conversion/Acquisition Costs - Out of Pocket expenses including, but not limited to travel and accommodations, programming, training, equipment installation, etc.

     *  Computer/Technical Support (2002 Rates)
       Business Analyst/Tester:
            Dedicated                           $109,262 per year
            On-Request                          $96.40 per hour
       COBOL Programmer:
            Dedicated                           $182,104 per year
            On-Request                          $144.60 per hour
       Workstation Programmer:
            Dedicated                           $211,026 per year
            On-Request                          $171.40 per hour

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ADVISORS INNER CIRCLE
TRANSFER AGENCY FEE SCHEDULE
PAGE 2 OF 2

       Full Service Support:
            Senior Staff Support                $75.00 per hour
            Staff Support                       $55.00 per hour
            Clerical Support                    $45.00 per hour

     NOTES TO THE ABOVE FEE SCHEDULE

A. The above schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include but are not limited to forms, postage, printing and mailing services, telephone and data communications lines, long distance charges, remote client hardware, disaster recovery (range $0.08-$0.12/acct/yr, currently $0.10 based on actual expense), document storage, proxy processing/tabulation/certification, magnetic tapes, microfilm/microfiche/CDROM, bank charges, NSCC charges, Axciom charges, etc.

B. Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

C. The above fees, including attached exhibits, except for those indicated by an "*", are guaranteed for a 3 year period, subject to an increase on each anniversary of the agreement in an amount not less than the annual percentage change in the Consumer Price Index for all Urban Consumers ("CPI-U") in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary. DST agrees not to exceed a total of 12% in uncompounded CPI increases over the three year contract period. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred. Items marked by an "*" are subject to change with 60 days written notice.

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Fees Accepted By:


---------------------                      ------------------------------------
DST Systems, Inc.                          The Advisors' Inner Circle Fund on
                                           behalf of the Funds


---------------------                      ------------------------------------
Date                                       Date


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                                TA2000 VOICE SYSTEM                    EXHIBIT A
                                   FEE SCHEDULE                      PAGE 1 OF 1

================================================================================

PER CALL SERVICE FEE

Utilization of DST's TA2000 Voice System is based on a service fee of $.20 per call. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS

An additional fee of $500 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $200 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM MONTHLY CHARGE

DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of cusips and shareholders in a fund complex and is the sum of the cusip and account charges. The schedule for this charge is as follows:

              YEARS                    CHARGE PER            CHARGE PER
               OF                   CUSIP AUTHORIZED         SHAREHOLDER
             SERVICE                  FOR SERVICE*            ACCOUNT**

                1                         $ 50                  $.002

                2                         $ 75                  $.003

                3                         $100                  $.004

       * CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other cusips in the complex at the time the cusips are added.

      ** THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized cusips at the end of each month.

OUT OF POCKET COSTS

Each fund complex will require a unique WATS number for their shareholders to call. Each WATS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoices.

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                      NSCC FEES AND OUT-OF-POCKET EXPENSES             EXHIBIT B
                                                                     PAGE 1 OF 1

================================================================================

DST FEES

     DST charges $1,500 per cusip per year for the NSCC platform

SETTLING BANK FEES

     The fund may be charged fees by the Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

NSCC PARTICIPANT FEES

     The NSCC charges $40 per month per management company for datacommunications costs.

       A combined maximum membership fee of $200 per month is charged for Fund/SERV and Networking:

     FUND/SERV:

     Membership Fee - $50 per month

     The NSCC charges an activity charge of $.25 per inputted transaction. Transactions include purchases, redemptions and exchanges.

     NETWORKING:

     Membership Fee - $200 per month

     -    $.02 per account for funds paying dividends on a monthly basis

     -    $.01 per account for funds paying dividends other than monthly

     - Position File Fee: $1.50 per 5,000 records in excess of twice the firm's accounts

     COMMISSION SETTLEMENT:

     Membership Fee - $50 per month

     - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

     -    $.20 per hundred records, per month, for 500,001 to 1,000,000 records

     -    $.10 per hundred records, per month, for 1,000,001 records and above

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                                                                       EXHIBIT C
                                                                     PAGE 1 OF 1

              FINANCIAL INTERMEDIARY/THIRD PARTY ADMINISTRATOR FEES

================================================================================

BASE FEE (PER INTERMEDIARY PER MONTH)                                $100.00

PHONE CALLS (INBOUND/OUTBOUND)                                          $4.00(1)

TRANSACTIONS:

     Manual Same Day (T) Processing/Settlement
     Environments (not processed until money received)             $3.50/each(1)

     Manual or Automated Non-Same Day (T+x) Processing/
     Settlement Environments (systematic "as-of" T NAV,
     adjusted supersheets, expedited money movement)                 $11.00/each

ALL INBOUND ELECTRONIC DATA TRANSMISSIONS

Data Transmissions/Interfaces:
  First 10 Intermediaries                                    $50/intermediary/mo
  Next 15 Intermediaries                                     $40/intermediary/mo
  Intermediaries over 25                                     $30/intermediary/mo

Initial Set-up                         Standard Programming/Client Services Fees

Note: DST will assess charges to receivers of outbound electronic data transmissions comprised of an initial setup fee, and a monthly fee based on the number of management companies being accessed.

(1) If the Transfer Agency fee agreement has lower stated rates for phone calls and manual same day (T) transactions DST will honor those stated rates.